Exhibit 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Dated: February 9, 2007

Giant Investment, LLC

By: Parthenon Investors II, L.P.,
as managing member

By: PCap Partners II, LLC,
as general partner

By: PCap II, LLC,
as general partner

By: /s/ John C. Rutherford
Name: John C. Rutherford
Title: Managing Member

Parthenon Investors II, L.P.

By: PCap Partners II, LLC,
as general partner

By: PCap II, LLC,
as general partner

By: /s/ John C. Rutherford
Name: John C. Rutherford
Title: Managing Member

PCap Partners II, LLC

By: PCap II, LLC,
as general partner

By: /s/ John C. Rutherford
Name: John C. Rutherford
Title: Managing Member

PCap II, LLC

By: /s/ John C. Rutherford
Name: John C. Rutherford
Title: Managing Member

/s/ John C. Rutherford
Name: John C. Rutherford

/s/ Ernest K. Jacquet
Name: Ernest K. Jacquet